EXHIBIT 10.6

NTN Buzztime, Inc.

Summary of Non-Employee Director Compensation

The following table sets forth the compensation for NTN Buzztime, Inc.’s non-employee directors effective as of July 1, 2007:

Cash Compensation

Annual Board Member Retainer	$30,000
Annual Committee Member Retainer
Audit Committee	$6,000
Compensation Committee	$3,000
Nominating and Corporate Governance Committee	$3,000
Per Board Meeting Fee (in person or telephonic attendance)	$750
Per Committee Meeting Fee	$0
Additional Annual Retainer for Board Chairman	$40,000
Additional Annual Retainer for Committee Chairman
Audit Committee	$13,000
Compensation Committee	$5,000
Nominating and Corporate Governance Committee	$9,000

Equity Compensation

Newly Elected Directors	Option to purchase 30,000 shares with an exercise price equal to the closing market price on date of grant; 50% vests immediately and 50% vests in equal monthly installments through the date of the next annual meeting of stockholders

Annual Equity Compensation for Re-elected Directors	Option to purchase 20,000 shares with an exercise price equal to the closing market price on date of grant; vests in equal monthly installments over 12 months